Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66764, 33-
82482 and 33-82484) of Electronic Retailing Systems
International, Inc. of our report dated March 29, 2000 relating to the financial statements, which appears on page
F-2 in this Form 10-K.






PRICEWATERHOUSECOOPERS LLP

Stamford, Connecticut
March 29, 2000